Exhibit No. 99.2
Form 10-K
Headway Corporate Resources, Inc.
File No. 1-16025

          Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
           Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

     In connection with the Annual Report of Headway Corporate Resources, Inc. (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Philicia G. Levinson, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date: April 17, 2003                            By:  /s/ Philicia G. Levinson
                                                     Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Headway Corporate Resources, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.
















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